Exhibit 99.1 State Street Corporation One Lincoln Street Boston, MA 02111 NYSE: STT www.statestreet.com

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Ilene Fiszel Bieler	Marc Hazelton
+1 617-664-3477	+1 617-513-9439

State Street Bank and Trust Company Launches Cash Tender Offer for any and all of State Street Corporation’s Floating Rate Junior Subordinated Debentures due 2047

BOSTON - October 21, 2019 - State Street Corporation (“State Street”) (NYSE: STT) today announced the commencement of a cash tender offer (the “Tender Offer”) by its principal banking subsidiary, State Street Bank and Trust Company (the “Bank”) for any and all of the outstanding Floating Rate Junior Subordinated Debentures due 2047 listed in the table below (the “2047 Debentures”), which were issued by State Street.

The table below summarizes certain information regarding the 2047 Debentures and the Tender Offer, including the Tender Offer Consideration and Early Tender Payment (each as defined below).

Title of Security	CUSIP Number	Issuer	Aggregate Principal Amount Outstanding	Interest Rate	Tender Offer Consideration(1)	Early Tender Payment(1)	Total Consideration(1)(2)
Floating Rate Junior Subordinated Debentures due 2047	857477AY9	State Street Corporation	$800,000,000	LIBOR plus 1.00%	$820	$30	$850

(1) Per $1,000 principal amount of 2047 Debentures validly tendered (and not validly withdrawn) and accepted for purchase. Excludes accrued and unpaid interest, which will be paid on 2047 Debentures accepted for purchase as described herein.

(2) Includes the Early Tender Payment for 2047 Debentures validly tendered prior to the Early Tender Date (and not validly withdrawn) and accepted for purchase.

The Tender Offer is being made pursuant to an Offer to Purchase, dated October 21, 2019 (the “Offer to Purchase”), which sets forth the terms and conditions of the Tender Offer. The Tender Offer will expire at 5:00 pm, New York City time, on November 20, 2019, or any other date and time to which the Bank extends the Tender Offer (such date and time, as it may be extended, the “Expiration Date”), unless the Tender Offer is earlier terminated. Holders of 2047 Debentures that are validly tendered and not validly withdrawn prior to or at 5:00 p.m., New York City time, on November 1, 2019 (such date and time, as it may be extended, the “Early Tender Date”), will be eligible to receive the Total Consideration (as defined below), which is inclusive of the cash amount set forth in the above table under the heading “Early Tender Payment” (the “Early Tender Payment”). Holders of 2047 Debentures who validly tender their 2047 Debentures after the Early Tender Date but prior to the Expiration Date will only be eligible to receive the Tender Offer Consideration (as defined below) and not the Early Tender Payment.

All holders of 2047 Debentures accepted for purchase will also receive accrued and unpaid interest on 2047 Debentures validly tendered and accepted for purchase from the last interest payment date up to, but not including, the settlement date for the 2047 Debentures purchased in the Tender Offer.

The consideration (the “Total Consideration”) offered per $1,000 principal amount of 2047 Debentures validly tendered and accepted for purchase pursuant to the Tender Offer will be as specified in the table above. The “Tender Offer Consideration” is equal to the Total Consideration minus the Early Tender Payment.

The Tender Offer will expire on the Expiration Date. The settlement date for the 2047 Debentures that are validly tendered on or prior to the Expiration Date is expected to be November 22, 2019, the second business day following the Expiration Date, assuming the conditions to the satisfaction of the Tender Offer are satisfied.

2047 Debentures that are validly tendered may be validly withdrawn at any time prior to or at 5:00 p.m., New York City time, on November 1, 2019 (unless extended, the “Withdrawal Deadline”). After such time, 2047 Debentures may not be withdrawn unless the Bank extends the Withdrawal Deadline.

The Bank’s obligation to accept for payment and to pay for the 2047 Debentures validly tendered in the Tender Offer is not subject to any minimum tender condition but is subject to the satisfaction or waiver of the conditions described in the Offer to Purchase, including termination of State Street’s Replacement Capital Covenant dated April 30, 2007 and amended May 13, 2016, which is expected to occur following the settlement of the Redemption (as defined below). Following the Tender Offer, the Bank reserves the right, subject to applicable law, to: (i) waive any and all conditions to the Tender Offer; (ii) extend or terminate the Tender Offer; or (iii) otherwise amend the Tender Offer in any respect.

State Street also announced today that it will redeem (the “Redemption”) $50,100,000 of its $150,000,000 aggregate principal amount outstanding of Floating Rate Junior Subordinated Deferrable Interest Debentures, Series A, due May 15, 2028 (the “2028 Debentures”), at a redemption price equal to the outstanding principal amount of the 2028 Debentures to be redeemed, plus accrued and unpaid interest to, but not including, the redemption date. The redemption date for the 2028 Debentures will be November 20, 2019.

Information Relating to the Tender Offer

Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC are acting as the dealer managers (the “Dealer Managers”) for the Tender Offer. The information agent and tender agent is D.F. King & Co. (“D.F. King”). Copies of the Offer to Purchase and related offering materials are available by contacting D.F. King at (800) 659-6590 (U.S. toll-free) or (212) 269-5550 (banks and brokers). Questions regarding the Tender Offer should be directed to Deutsche Bank Securities Inc., Liability Management Group, at (212) 250-2955 (collect) or (866) 627-0391 (toll-free) or J.P. Morgan Securities LLC, Liability Management Group at (212) 834-8553 (collect) or (866) 834-4666 (toll free).

None of the Bank, State Street or their affiliates, their respective boards of directors or managing members, the Dealer Managers, D.F. King or the trustee of the 2047 Debentures is making any recommendation as to whether holders of 2047 Debentures should tender any 2047 Debentures in response to the Tender Offer, and neither the Bank nor any such other person has authorized any person to make any such recommendation. Holders of 2047 Debentures must make their own decision as to whether to tender any of their 2047 Debentures, and, if so, the principal amount of 2047 Debentures to tender.

This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offer is being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

The full details of the Tender Offer, including complete instructions on how to tender 2047 Debentures, are included in the Offer to Purchase. The Offer to Purchase contains important information that should be read by holders of 2047 Debentures before making a decision to tender any 2047 Debentures. The Offer to Purchase may be downloaded from D.F. King’s website at www.dfking.com/statestreet or obtained from D.F. King, free of charge, by calling toll-free at (800) 249-7120 (bankers and brokers can call collect at (212) 269-5550).

About State Street Corporation

State Street Corporation (NYSE: STT) is one of the world's leading providers of financial services to institutional investors, including investment servicing, investment management and investment research and trading. With $32.90 trillion in assets under custody and administration and $2.95 trillion* in assets under management as of September 30, 2019, State Street operates globally in more than 100 geographic markets and employs approximately 40,000 worldwide. For more information, visit State Street's website at www.statestreet.com.

* Assets under management include the assets of the SPDR® Gold ETF and the SPDR® Long Dollar Gold Trust ETF (approximately $44 billion as of September 30, 2019), for which State Street Global Advisors Funds Distributors, LLC (SSGA FD) serves as marketing agent; SSGA FD and State Street Global Advisors are affiliated.

Forward Looking Statements

This press release contains forward-looking statements that are not historical in nature. Such forward-looking statements are subject to risks and uncertainties, including the risks related to the acceptance of any tendered 2047 Debentures, the expiration and settlement of the Tender Offer, the satisfaction of conditions to the Tender Offer, whether the Tender Offer will be consummated in accordance with terms set forth in the Offer to Purchase or at all, the completion of the Redemption of 2028 Debentures and the timing of any of the foregoing, competitive factors, government regulation and general economic conditions and other risks and uncertainties described in State Street’s periodic reports on file with the U.S. Securities and Exchange Commission including the most recent Quarterly Report on Form 10-Q of State Street, as filed with the U.S. Securities and Exchange Commission. In some cases, you can identify these statements by forward-looking words, such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “plan,” “possible,” “potential,” “project,” “should,” “will,” and similar words or expressions, the negative or plural of such words or expressions and other comparable terminology. Actual results may differ materially from anticipated results. Neither State Street nor the Bank undertake to update its forward-looking statements or any of the information contained in this press release, including to reflect future events or circumstances.